UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 23, 2020

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
8½% Debentures Due 2022	DE22	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Deere & Company (the “Company”) is providing an update regarding the ongoing COVID-19 coronavirus pandemic (referred to as “COVID-19”). The ultimate magnitude of COVID-19, including the extent of its impact on Deere & Company’s financial and operational results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for the Company’s products and services and the supply chain, as well as the effect of governmental regulations imposed in response to the pandemic.

As a U.S. federally-designated essential critical infrastructure business, the Company will continue its domestic operations and plans to continue to operate in other parts of the world to the extent possible. These operations, however, may be affected by issues such as remote working arrangements, adherence to social distancing guidelines, and other COVID-19-related challenges. Presently, certain of the Company’s facilities are reducing operations and, in some cases, are temporarily shutting down operations due to the effects of the coronavirus.

Challenges associated with COVID-19 that have affected, and may continue to affect, the Company include the following: availability of the Company’s employees; employees’ working arrangements; the supply chain and the ability to receive goods on a timely basis and at anticipated costs; logistics costs; the normal operations of Company facilities, including temporary closures as mandated or otherwise made necessary by governmental authorities; as well as demand for the Company’s products.

As a result of these factors, Deere & Company is withdrawing the financial outlook for 2020 provided in its Form 8-K filed on February 21, 2020 and its Form 10-Q filed on February 27, 2020, and its subsidiary, John Deere Capital Corporation, is withdrawing the financial outlook for 2020 provided in its Form 10-Q filed on February 27, 2020. Further updates will be provided in the Company’s second-quarter earnings announcement and conference call scheduled for May 22, 2020.

Above all else, the Company is committed to the safety and well-being of its employees and is doing everything possible to ensure that its facilities follow the highest standards of safety and hygiene. At the same time, the Company and its employees remain committed to meeting the needs of customers and ensuring they receive equipment, parts and services in a timely manner.

Safe Harbor Statement

Certain statements in this current report regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID-19 and the risk factors identified under the heading “Risk Factors” and under the heading “Safe Harbor Statement” in the Company’s “Management’s Discussion and Analysis of Operations and Financial Condition” in the Company’s most recent Annual Report on Form 10-K, as well as the Company’s most recent Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Number	Description of Exhibit

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Todd E. Davies
Todd E. Davies
Secretary
Dated: March 23, 2020